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Exhibit 3.42

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 08/17/2000 001418487—3276223

CERTIFICATE OF INCORPORATION

OF

TITAN MEDICAL CORP.

        The undersigned, a natural person (the "Sole Incorporator"), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

I.

        The name of this corporation is Titan Medical Corp.

II.

        The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

III.

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

IV.

        This corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is one thousand (1,000), each having a par value of one-tenth of one cent ($0.001).

V.

        A.    The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

        B.    Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the stockholders entitled to vote. The Board of Directors shall also have the power to adopt, amend or repeal Bylaws.

VI.

        A.    The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

        B.    Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

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VII.

        The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

VIII.

        The name and the mailing address of the Sole Incorporator is as follows:

    Carol R. Sayles
    4365 Executive Drive, Suite 1100
    San Diego, CA 92121-2128

        IN WITNESS WHEREOF, this Certificate has been subscribed this 17th day of August, 2000 by the undersigned who affirms that the statements made herein are true and correct.

/s/ CAROL R. SAYLES Carol R. Sayles Sole Incorporator

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STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 09/15/2000 001468576—3276223

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
OF
TITAN MEDICAL CORP.

        Titan Medical Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), Does Hereby Certify:

        First:    The name of the Corporation is Titan Medical Corp.

        Second:    The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is August 17, 2000.

        Third:    The Company has not received any payment for its stock.

        Fourth:    The amendment to the Company's Certificate of Incorporation set forth below was duly adopted by the Company's sole incorporator in accordance with the provisions of Section 241 of the General Corporation Law.

        Fifth:    The Certificate of Incorporation of the Company is hereby amended and restated to read in its entirety as follows:

I.

        The name of this corporation is Titan Scan Technologies Corporation.

II.

        The address of the registered office of the corporation in the State of Delaware is 2711 Centerville Road Suite 400, City of Wilmington, County of New Castle 19808. The Corporation's registered agent at such address is Corporation Service Company.

III.

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

IV.

        This corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is ten million (10,000,000), each having a par value of one-tenth of one cent ($0.001).

V.

        A.    The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

        B.    Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the stockholders entitled to vote. The Board of Directors shall also have the power to adopt, amend or repeal Bylaws.

VI.

        A.    The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

        B.    Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

        The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

        IN WITNESS WHEREOF, said sole incorporator has caused this Certificate of Amendment to be signed this 15th day of September 2000.

/s/ CAROL R. SAYLES Carol R. Sayles Sole Incorporator

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 08/13/2001 010395757—3276223

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TITAN SCAN TECHNOLOGIES CORPORATION

        Titan Scan Technologies Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware which was incorporated on August 17, 2000, does hereby certify:

        First:    That the Board of Directors of the Corporation declared an amendment to the Corporation's Certificate of Incorporation (the "Certificate"), advisable and approved a resolution to amend and replace Article Fourth of the Certificate to read as follows:

    Fourth:    "This Corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is TWENTY MILLION (20,000,000), each having a par value of one-tenth of one cent ($0.001).

        Second:    That said amendment was duly adopted by the Corporations Sole Stockholder in accordance with the provisions of Title 3, Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, Titan Scan Technologies Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, as of the 1st day of August, 2001.

Titan Scan Technologies Corporation

/s/ CHERYL L. BARR Name: Cheryl L. Barr Assistant Secretary

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  Exhibit 3.42
CERTIFICATE OF INCORPORATION OF TITAN MEDICAL CORP.
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF TITAN MEDICAL CORP.
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF TITAN SCAN TECHNOLOGIES CORPORATION